UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 12, 2013, Chemical Financial Corporation (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Keefe, Bruyette & Woods, Inc., as representative of the several underwriters named on Schedule A attached thereto (collectively, the "Underwriters"), relating to an underwritten public offering (the "Offering") of an aggregate of 1,925,000 shares of the Company's common stock, par value $1.00 per share ("Common Stock"). The Company also granted to the Underwriters a 30-day option to purchase up to an additional 288,750 shares of Common Stock to cover over-allotments, if any. The purchase price per share is $26.00. The net proceeds to the Company, after deducting the underwriting discount and estimated offering expenses payable by the Company, are expected to be approximately $46.8 million (or approximately $53.9 million if the over-allotment option is exercised in full).

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The shares are expected to be delivered to the Underwriters on or about September 18, 2013, subject to satisfaction of the closing conditions.

The Common Stock was offered pursuant to a prospectus supplement dated September 12, 2013 filed with the Securities and Exchange Commission (the "Commission") as part of the Company's registration statement on Form S-3 (Registration File No. 333-188784; declared effective by the Commission on June 7, 2013).

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Underwriting Agreement that is attached hereto as Exhibit 1.1 and incorporated herein by reference. The representations and warranties set forth in the Underwriting Agreement are intended only for the benefit of the Underwriters and do not constitute representations and warranties of the Company to any other person.

In connection with the offering of Common Stock, Warner Norcross & Judd LLP provided a legal opinion with respect to the validity of the shares to be issued by the Company in the offering attached hereto as Exhibit 5.1.

Item 8.01	Other Events.

On September 13, 2013, Chemical Financial Corporation issued a press release regarding the pricing terms of its previously announced underwritten public offering of shares of Common Stock. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		1.1	Underwriting Agreement, dated September 12, 2013.

		5.1	Opinion of Warner Norcross & Judd LLP.

		23.1	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1).

		99.1	Press Release dated September 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 13, 2013	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

1.1	Underwriting Agreement, dated September 12, 2013.

5.1	Opinion of Warner Norcross & Judd LLP.

23.1	Consent of Warner Norcross & Judd LLP (included in Exhibit 5.1).

99.1	Press Release dated September 13, 2013.